                                       LEASE


                                      BETWEEN


                   METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)


                                        AND


                             NETOBJECTS, INC. (TENANT)



                                   SEAPORT CENTRE

                              Redwood City, California

                                 TABLE OF CONTENTS


                                                                           PAGE
ARTICLE ONE - BASIC LEASE PROVISIONS . . . . . . . . . . . . . . . . . . . . .1
     1.01 BASIC LEASE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .1
     1.02 ENUMERATION OF EXHIBITS & RIDER(S) . . . . . . . . . . . . . . . . .2
     1.03 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE TWO - PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND
     PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.01 LEASE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.02 TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.03 FAILURE TO GIVE POSSESSION . . . . . . . . . . . . . . . . . . . . .6
     2.04 AREA OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.05 CONDITION OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . .6
     2.06 COMMON AREAS & PARKING . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE THREE - RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE FOUR - OPERATING EXPENSES RENT ADJUSTMENTS AND PAYMENTS. . . . . . . .7
     4.01 TENANT'S SHARE OF OPERATING EXPENSES . . . . . . . . . . . . . . . .7
     4.02 RENT ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .8
     4.03 STATEMENT OF LANDLORD. . . . . . . . . . . . . . . . . . . . . . . .8
     4.04 BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.05 TENANT OR LEASE SPECIFIC TAXES . . . . . . . . . . . . . . . . . . .9

ARTICLE FIVE - SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE SIX -UTILITIES & SERVICES. . . . . . . . . . . . . . . . . . . . . . .9
     6.01 LANDLORD'S GENERAL SERVICES. . . . . . . . . . . . . . . . . . . . .9
     6.02 TENANT TO OBTAIN & PAY DIRECTLY. . . . . . . . . . . . . . . . . . .9
     6.03 TELEPHONE SERVICES . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.04 FAILURE OR INTERRUPTION OF UTILITY OR SERVICE. . . . . . . . . . . 10
     6.05 CHOICE OF SERVICE PROVIDER . . . . . . . . . . . . . . . . . . . . 10
     6.06 SIGNAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES. . . . . . . . . . 11
     7.01 POSSESSION AND USE OF PREMISES . . . . . . . . . . . . . . . . . . 11
     7.02 HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . 11
     7.03 LANDLORD ACCESS TO PREMISES; APPROVALS . . . . . . . . . . . . . . 12
     7.04 QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE EIGHT - MAINTENANCE. . . . . . . . . . . . . . . . . . . . . . . . . 13
     8.01 LANDLORD'S MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . 13
     8.02 TENANT'S MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS. . . . . . . . . . . . . . . . . 14
     9.01 TENANT ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . 14
     9.02 LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE TEN - ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . 15
     10.01 ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . 15
     10.02 RECAPTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     10.03 EXCESS RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     10.04 TENANT LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 16
     10.05 ASSUMPTION AND ATTORNMENT . . . . . . . . . . . . . . . . . . . . 17

ARTICLE ELEVEN - DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . 17
     11.01 EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . 17
     11.02 LANDLORD'S REMEDIES . . . . . . . . . . . . . . . . . . . . . . . 17
     11.03 ATTORNEY'S FEES . . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.04 BANKRUPTCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.05 LANDLORD'S DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE TWELVE - SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . 20
     12.01 IN GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     12.02 LANDLORD'S RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE THIRTEEN - HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . 20


                                          i

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY. . . . . . . . . . . . . 20
     14.01 SUBSTANTIAL UNTENANTABILITY . . . . . . . . . . . . . . . . . . . 20
     14.02 INSUBSTANTIAL UNTENANTABILITY . . . . . . . . . . . . . . . . . . 21
     14.03 RENT ABATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 21
     14.04 WAIVER OF STATUTORY REMEDIES. . . . . . . . . . . . . . . . . . . 21

ARTICLE FIFTEEN - EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . 22
     15.01 TAKING OF WHOLE OR SUBSTANTIAL PART . . . . . . . . . . . . . . . 22
     15.02 TAKING OF PART. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     15.03 COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE SIXTEEN - INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . 22
     16.01 TENANT'S INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . 22
     16.02 FORM OF POLICIES. . . . . . . . . . . . . . . . . . . . . . . . . 23
     16.03 LANDLORD'S INSURANCE. . . . . . . . . . . . . . . . . . . . . . . 23
     16.04 WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . 23
     16.05 NOTICE OF CASUALTY. . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY . . . . . . . . . . . . . 24
     17.01 WAIVER OF CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . 24
     17.02 INDEMNITY BY TENANT . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE EIGHTEEN - RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . 24
     18.01 RULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     18.02 ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS. . . . . . . . . . . . . . . . 25

ARTICLE TWENTY - ESTOPPEL CERTIFICATE. . . . . . . . . . . . . . . . . . . . 25
     20.01 IN GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     20.02 ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE TWENTY-ONE - RELOCATION OF TENANT. . . . . . . . . . . . . . . . . . 25

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS . . . . . . . . . . . . . . . . . . 26

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION. . . . . . . . . . . . . . . . . 26
     23.01 SUBORDINATION AND ATTORNMENT. . . . . . . . . . . . . . . . . . . 26
     23.02 MORTGAGEE PROTECTION. . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE TWENTY-FOUR - NOTICES. . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE TWENTY-FIVE - EXERCISE FACILITY. . . . . . . . . . . . . . . . . . . 27

ARTICLE TWENTY-SIX - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 28
     26.01 LATE CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     26.02 NO JURY TRIAL; VENUE; JURISDICTION. . . . . . . . . . . . . . . . 28
     26.03 DEFAULT UNDER OTHER LEASE . . . . . . . . . . . . . . . . . . . . 28
     26.04 OPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     26.05 TENANT AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . 28
     26.06 ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 28
     26.07 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE. . . . . . . . . . 29
     26.08 EXCULPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     26.09 ACCORD AND SATISFACTION . . . . . . . . . . . . . . . . . . . . . 29
     26.10 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING. . . . . . . . . . . . 29
     26.11 BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . 29
     26.12 CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     26.13 TIME; APPLICABLE LAW; CONSTRUCTION. . . . . . . . . . . . . . . . 29
     26.14 ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     26.15 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES . . . . . . . . . . . 30
     26.16 SECURITY SYSTEM . . . . . . . . . . . . . . . . . . . . . . . . . 30
     26.17 NO LIGHT, AIR OR VIEW EASEMENTS . . . . . . . . . . . . . . . . . 30
     26.18 RECORDATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     26.19 SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     26.20 RIDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                       LEASE

                                    ARTICLE ONE
                               BASIC LEASE PROVISIONS

1.01   BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)    BUILDING AND ADDRESS:

       301 Galveston Drive
       Redwood City, California  94063

       Building Number 9, located in Phase II ("Tenant's Phase") of Seaport
       Centre

(2)    LANDLORD AND ADDRESS:

       Metropolitan Life Insurance Company,
       a New York corporation

       Notices to Landlord shall be addressed:

              Metropolitan Life Insurance Company
              c/o Seaport Centre Manager
              701 Chesapeake Drive
              Redwood City, CA 94063

              with copies to the following:

                     Metropolitan Life Insurance Company
                     101 Lincoln Centre Drive, Suite 600
                     Foster City, CA  94404
                     Attention:  Assistant Vice President

(3)    TENANT AND CURRENT ADDRESS:

       (a)    Name:  NetObjects, Inc.
       (b)    State of incorporation:  Delaware

       Notices to Tenant shall be addressed:

              Before the Delivery Date:

              NetObjects, Inc.
              602 Galveston Drive
              Redwood City, California  94063

              On & After the Delivery Date:

              NetObjects, Inc.
              301 Galveston Drive
              Redwood City, California  94063

(4)    DATE OF LEASE:  as of July 24, 1998

(5) LEASE TERM: the period that expires 4 years after the Expansion Space A Commencement Date ("SACD"), provided however, if pursuant to Section 3(d) of Rider 2 Tenant terminates its obligation to lease Expansion Space A, the Lease Term shall run for 4 years after the Commencement Date, all as provided in Rider 2.

(6) COMMENCEMENT DATE: forty-five (45) days after the Delivery Date as provided in Rider 2.

(7) PROJECTED EXPIRATION DATE: forty-eight (48) months after the SACD, provided however, if pursuant to Section 3(d) of Rider 2 Tenant terminates its obligation to lease Expansion Space A, the Expiration Date shall be forty-eight (48) months after the Commencement Date, as provided in Rider 2.

(8) MONTHLY BASE RENT (initial monthly installment due upon Tenant's execution):


       Period from/through                Monthly       Monthly Rate/SF of Rentable Area
       Month 01 - Month 12                $28,932.20           $2.20
       Month 13 - Month 24                $29,800.16           $2.27
       Month 25 - Month 36                $30,694.16           $2.33
       Month 37 - Expiration Date         $31,561.08           $2.40



(9)    RENT ADJUSTMENT DEPOSIT (initial monthly rate, until further notice):
$5,786.44 (initial monthly installment due upon Tenant's execution)

(10)   RENTABLE AREA OF THE PREMISES:      13,151 square feet

(11)   RENTABLE AREA OF THE BUILDING       25,814 square feet

(12)   RENTABLE AREA OF THE PHASE:        235,620 square feet

(13)   RENTABLE AREA OF THE PROJECT:      537,444 square feet

(14) SECURITY DEPOSIT: Sixty Thousand Dollars ($60,000.00) due upon Tenant's execution

(15)   SUITE NUMBER &/OR ADDRESS OF PREMISES:    301 Galveston

(16)   TENANT'S SHARE:

              Tenant's Building Share:           50.9452%
              Tenant's Phase Share:              05.5814%
              Tenant's Project Share:            02.4470%

(17)   TENANT'S USE OF PREMISES:                 office, research and
                                                 development & warehousing use.

(18)   PARKING SPACES:                           43

(19)   BROKERS:

       Landlord's Broker:   Cornish & Carey

       Tenant's Broker:     Cornish & Carey

1.02   ENUMERATION OF EXHIBITS & RIDER(S)

The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A  Plan of Premises
EXHIBIT B  Workletter Agreement (intentionally omitted)
EXHIBIT C  Site Plan of Project
EXHIBIT D  Plan of Expansion Space A
EXHIBIT E  Form of Subordination, Nondisturbance and Attornment Agreement

RIDER 1    Commencement Date Agreement
RIDER 2    Additional Provisions
RIDER 3    Expansion Space A Commencement Date Agreement

1.03   DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.

AFFILIATE: Any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant. For purposes of this definition, the word "control," as used above means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than sixty percent (60%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person. The word Person means an individual, partnership, trust, corporation, firm or other entity.

BUILDING: The building in which the Premises is located, at the address and Building number specified in Section 1.01(1).

BUILDING OPERATING EXPENSES:  Those Operating Expenses described in Section
4.01.

COMMENCEMENT DATE: The date specified in Section 1.01(6), unless changed by operation of Rider 2.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building or Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not affect the facade or roof of the Building, or involve any of the structural elements of the Building, or involve any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.& S.A. at its San Francisco main office as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

DELIVERY DATE: The date on which Landlord tenders to Tenant possession of the Premises, as provided in Rider 2.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material or pertaining to environmental conditions on, under or about the Premises or any part of the Project, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.), and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 ET SEQ.).

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic or medical waste or biohazardous waste under any Environmental Law; and explosives, firearms and ammunition, flammable material, radioactive material, asbestos, polychlorinated biphenyls and petroleum and its byproducts.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to be furnished by Landlord, if any, specifically described in Rider 2 attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT:  The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All Taxes, costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the amortized portion of any capital expenditure or improvement, together with interest thereon, expenses of changing utility service providers, and any dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner's association now or hereafter affecting the Project). Operating Expenses shall be allocated among the categories of Project Operating Expenses, Building Operating Expenses or Phase Operating Expenses as provided in Article Four. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses shall include the following, by way of illustration only and not limitation: (1) all Taxes; (2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance;
(3) all license, permit and inspection fees; (4) all costs of utilities, fuels and related services, including water, sewer, light, telephone, power and steam connection, service and related charges; (5) all costs to repair, maintain and operate heating, ventilating and air conditioning systems, including preventive maintenance; (6) all janitorial, landscaping and security services; (7) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers' compensation and disability insurance; (8) all costs of operation, maintenance and repair of all parking facilities and other common areas; (9) all supplies, materials, equipment and tools; (10) dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner's association now or hereafter affecting the Project; (11) modifications to the Building or the Project occasioned by Laws now or hereafter in effect; (12) the total charges of any independent contractors employed in the care, operation, maintenance, repair, leasing and cleaning of the Project, including landscaping, roof maintenance, and repair, maintenance and monitoring of life-safety systems, plumbing systems, electrical wiring and Project signage; (13) the cost of accounting services necessary to compute the rents and charges payable by tenants at the Project; (14) exterior window and exterior wall cleaning and painting; (15) managerial and administrative expenses; (16) all costs in connection with the exercise facility at the Project; (17) all costs and expenses related to Landlord's retention of consultants in connection with the routine review, inspection, testing, monitoring, analysis and control of Hazardous Materials, and retention of consultants in connection with the clean-up of Hazardous Materials (to the extent not recoverable from a particular tenant of the Project), and all costs and expenses related to the implementation of recommendations made by such consultants concerning the use, generation, storage, manufacture, production, storage, release, discharge, disposal or clean-up of Hazardous Materials on, under or about the Premises or the Project (to the extent not recoverable from a particular tenant of the Project); but Operating Costs shall not include the costs and expenses, including those of retention of consultants and implementation of such consultant's recommendations, to the extent incurred specifically to clean-up or remove Hazardous Materials present on, under or about the Premises or the Project prior to delivery to Tenant of possession of the Premises; (18) all capital improvements made for the purpose of reducing or controlling other Operating Expenses, and all other capital expenditures, but only as amortized over the useful life of the applicable item(s), together with interest thereon; (19) all property management costs and fees, including all costs in connection with the Project property management office; and (20) all fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations. Operating Expenses shall not include: (a) costs of alterations of space to be occupied by new or existing tenants of the Project; (b) depreciation charges; (c) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above); (d) ground rental payments; (e) real estate brokerage and leasing commissions; (f) advertising and marketing expenses; (g) costs of Landlord reimbursed by insurance or condemnation proceeds; (h) expenses incurred in negotiating leases of other tenants in the Project or enforcing lease obligations of other tenants in the Project; and (i) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses.

PHASE: Phase means any individual Phase of the Project, as more particularly described in the definition of Project.

PHASE OPERATING EXPENSES:  Those Operating Expenses described in Section 4.01.

PREMISES:  The space located in the Building at the Suite Number listed in
Section 1.01(15) and depicted on EXHIBIT A attached hereto.

PROJECT or PROPERTY: As of the date hereof, the Project is known as Seaport Centre and consists of those buildings (including the Building) whose general location is shown on the Site Plan of the Project attached as EXHIBIT C, located in Redwood City, California, associated vehicular and parking areas, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property. As of the date hereof, the Project is divided into Phase I and Phase II, which are generally designated on EXHIBIT C, each of which may individually be referred to as a Phase. Landlord reserves the right from time to time to add or remove buildings, areas and improvements to or from a Phase or the Project, or to add or remove a Phase to or from the Project. In the event of any such addition or removal which affects Rentable Area of the Project or a Phase, Landlord shall make a corresponding recalculation and adjustment of any affected Rentable Area and Tenant's Share.

PROJECT OPERATING EXPENSES:  Those Operating Expenses described in Section 4.01.

REAL PROPERTY:  The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the Commencement Date and the beginning of each subsequent Adjustment Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of Operating Expenses, including Project Operating Expenses, Building Operating Expenses and Phase Operating Expenses, and Tenant's Share of each, for the applicable Adjustment Year. The Rent Adjustment Deposit applicable for the calendar year in which the Commencement Date occurs shall be the amount, if any, specified in Section 1.01(9). Nothing contained herein shall be construed to limit the right of Landlord from time to time during any calendar year to revise its estimates of Operating Expenses and to notify Tenant in writing thereof and of revision by prospective adjustments in Tenant's Rent Adjustment Deposit payable over the remainder of such year. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING:  The amount of square footage set forth in
Section 1.01(11)

RENTABLE AREA OF THE PHASE: The amount of square footage set forth in Section 1.01(12)

RENTABLE AREA OF THE PREMISES:  The amount of square footage set forth in
Section 1.01(10).

RENTABLE AREA OF THE PROJECT: The amount of square footage set forth in Section 1.01(13), which represents the sum of the rentable area of all space intended for occupancy in the Project.

SECURITY DEPOSIT: The funds specified in Section 1.01(14), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments (including assessment bonds) and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS:  Collectively, Landlord Work, Tenant Work and Tenant
Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises done or caused to be done by Tenant after the date hereof, whether prior to or after the Commencement Date (including Tenant Work, but excluding Landlord Work).

TENANT DELAY: Any event or occurrence which delays the completion of the Landlord Work which is caused by or is described as follows:

       (i) special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Rider 2);

       (ii) Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

       (iii) failure to approve and pay for such work as Landlord undertakes to complete at Tenant's expense;

       (iv) the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

       (v) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to Rider 2, including the failure to approve and pay for such Landlord Work or other items if and to the extent Rider 2 provides they are to be approved or paid by Tenant.

TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant's initial occupancy pursuant to Rider 2.

TENANT'S BUILDING SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT'S PHASE:  The Phase in which the Premises is located, as indicated in
Section 1.01(1).

TENANT'S PHASE SHARE:  The share as specified in Section 1.01(16) and Section
4.01.

TENANT'S PROJECT SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT'S SHARE: Shall mean collectively, Tenant's respective shares of the respective categories of Operating Expenses, as provided in Section 1.01(16) and
Section 4.01.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

WORKLETTER:  (intentionally omitted)

                                    ARTICLE TWO
        PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING

2.01   LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

2.02   TERM

The Commencement Date shall be the date determined pursuant to Rider 2, as specified in Section 1.01(6).

2.03   FAILURE TO GIVE POSSESSION

(intentionally omitted; see Rider 2)

2.04   AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises, the Rentable Area of the Building, the Rentable Area of the Phase and the Rentable Area of the Project as set forth in Article One are controlling, and are not subject to revision after the date of this Lease, except as otherwise provided herein.

2.05   CONDITION OF PREMISES

(intentionally omitted; see Rider 2)

2.06   COMMON AREAS & PARKING

       (a) RIGHT TO USE COMMON AREAS. At no additional Rent, but without limiting Tenant's obligation to pay Monthly Base Rent and Rent Adjustments for Tenant's Share of Operating Expenses pursuant to this Lease, Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, ramps, drives and similar access and serviceways and other Common Areas in the Project. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. Tenant shall not use the Common Areas or common facilities of the Building or the Project, including the Building's electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the Common Areas or common facilities from such areas or facilities or to prevent their use by unauthorized persons.

       (b) CHANGES IN COMMON AREAS. Landlord reserves the right, at any time and from time to time to (i) make alterations in or additions to the Common Areas or common facilities of the Project, including constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (ii) designate property to be included in or eliminate property from the Common Areas or common facilities of the Project, (iii) close temporarily any of the Common Areas or common facilities of the Project for maintenance purposes, and (4) use the Common Areas and common facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises and parking at or near the Project remains available.

       (c) PARKING. At no additional Rent, but without limiting Tenant's obligation to pay Monthly Base Rent and Rent Adjustments for Tenant's Share of Operating Expenses pursuant to this Lease, during the Term, Tenant shall have the right to use the number of Parking Spaces specified in Section 1.01(18) for parking on an unassigned basis on that portion of the Project designated by Landlord from time to time for parking. Tenant acknowledges and agrees that the parking spaces in the Project's parking facility may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. Tenant shall not park any vehicles at the Project overnight. Tenant shall comply with any and all parking rules and regulations if and as from time to time established by Landlord. Tenant shall not allow any vehicles using Tenant's parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

                                   ARTICLE THREE
                                        RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                    ARTICLE FOUR
                 OPERATING EXPENSES, RENT ADJUSTMENTS AND PAYMENTS

4.01   TENANT'S SHARE OF OPERATING EXPENSES

Tenant shall pay Tenant's Share of Operating Expenses in the respective shares of the respective categories of Operating Expenses as set forth below.

              (a) Tenant's Project Share of Project Operating Expenses, which is the percentage obtained by dividing the rentable square footage of the Premises for the building(s) in which the Premises is located by the rentable square footage of the Project and as of the date hereof equals the percentage set forth in Section 1.01(16);

              (b) Tenant's Building Share of Building Operating Expenses, which is the percentage obtained by dividing the rentable square footage of the Premises respectively for each building in which the Premises is located by the total rentable square footage of such building and as of the date hereof equals the percentage set forth in Section 1.01(16);

              (c) Tenant's Phase Share of Phase Operating Expenses, which is the percentage obtained by dividing the aggregate rentable square footage of the Premises located in Tenant's Phase by the total rentable square footage of Tenant's Phase and as of the date hereof equals the percentage set forth in Section 1.01(16);

              (d) Project Operating Expenses shall mean all Operating Expenses that are not included as Phase Operating Expenses (defined below) and that are not either Building Operating Expenses or operating expenses directly and separately identifiable to the operation, maintenance or repair of any other building located in the Project, but Project Operating Expenses includes operating expenses allocable to any areas of the Building or any other building during such time as such areas are made available by Landlord for the general common use or benefit of all tenants of the Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time;

              (e) Building Operating Expenses shall mean Operating Expenses that are directly and separately identifiable to each building in which the Premises or part thereof is located;

              (f) Phase Operating Expenses shall mean Operating Expenses that Landlord may allocate to a Phase as directly and separately identifiable to all buildings located in the Phase (including but not limited to the Building) and may include Project Operating Expenses that are separately identifiable to a Phase;

              (g) Landlord shall have the right to allocate a particular item or portion of Operating Expenses as any one of Project Operating Expenses, Building Operating Expenses or Phase Operating Expenses; however, in no event shall any portion of Building Operating Expenses, Project Operating Expenses or Phase Operating Expenses be assessed or counted against Tenant more than once; and.

              (h)  Notwithstanding anything to the contrary contained in this
       Section 4.01, as to each specific category of Operating Expense which one or more tenants of the Building either pays directly to third parties or specifically reimburses to Landlord (for example, separately contracted janitorial services or property taxes directly reimbursed to Landlord), then, on a category by category basis, the amount of Operating Expenses for the affected period shall be adjusted as follows: (1) all such tenant payments with respect to such category of expense and all of Landlord's costs reimbursed thereby shall be excluded from Operating Expenses and Tenant's Building Share, Tenant's Phase Share or Tenant's Project Share, as the case may be, for such category of Operating Expense shall be adjusted by excluding the square footage of all such tenants, and (2) if Tenant pays or directly reimburses Landlord for such category of Operating Expense, such category of Operating Expense shall be excluded from the determination of Operating Expenses for the purposes of this Lease.

4.02   RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

              (a) The Rent Adjustment Deposit representing Tenant's Share of Landlord's estimate of Operating Expenses, as described in Section 4.01, for the applicable Adjustment Year (or portion thereof) monthly during the Term with the payment of Monthly Base Rent, except the first installment which shall be paid by Tenant to Landlord concurrently with execution of this Lease; and

              (b) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02.

4.03   STATEMENT OF LANDLORD

Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as reasonably possible, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

              (a) Operating Expenses for the last Adjustment Year showing in reasonable detail the actual Operating Expenses categorized among Project Operating Expenses, Building Operating Expenses and Phase Operating Expenses for such period and Tenant's Share of each as described in
       Section 4.01 above;

              (b) The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

              (c) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

Tenant shall pay to Landlord within ten (10) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section
4.02. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.04   BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within ninety (90) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.05   TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property or trade fixtures located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, Tenant shall cause such taxes on personal property or trade fixtures to be billed to and paid directly by Tenant; (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.05 shall not be included in any computation of Taxes as part of Operating Expenses.

                                    ARTICLE FIVE
                                  SECURITY DEPOSIT

Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds the Security Deposit. The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

                                    ARTICLE SIX
                                UTILITIES & SERVICES

6.01   LANDLORD'S GENERAL SERVICES

Landlord shall provide maintenance and services as provided in Article Eight.

6.02   TENANT TO OBTAIN & PAY DIRECTLY

       (a) Tenant shall be responsible for and shall pay promptly all charges for gas, electricity, sewer, heat, light, power, telephone, refuse pickup (to be performed on a regularly scheduled basis so that accumulated refuse does not exceed the capacity of Tenant's refuse bins), janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services.

       (b) Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written consent of Landlord, as more particularly provided in Article Nine, Tenant shall not: (i) make any alterations or additions to the electric or gas equipment or systems or other Building systems. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

6.03   TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire outside the Premises shall be subject to Landlord's prior written approval, in Landlord's sole discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's cabling from the Premises in a route designated by Landlord to any telephone cabinet or panel provided for Tenant's connection to the telephone cable serving the Building, so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. As to any such connections or work outside the Premises requiring Landlord's approval, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance outside the Premises and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). No later than the Termination Date, Tenant agrees to remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.04   FAILURE OR INTERRUPTION OF UTILITY OR SERVICE

To the extent that any equipment or machinery furnished or maintained by Landlord outside the Premises is used in the delivery of utilities directly obtained by Tenant pursuant to Section 6.02 and breaks down or ceases to function properly, Landlord shall use reasonable diligence to repair same promptly. In the event of any failure, stoppage or interruption of, or change in, any utilities or services supplied by Landlord which are not directly obtained by Tenant, Landlord shall use reasonable diligence to have service promptly resumed. In either event covered by the preceding two sentences, if the cause of any such failure, stoppage or interruption of, or change in, utilities or services is within the control of a public utility, other public or quasi-public entity, or utility provider outside Landlord's control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute "reasonable diligence" by Landlord to have service promptly resumed. Notwithstanding any other provision of this Section to the contrary, in the event of any failure, stoppage or interruption of, or change in, any utility or other service furnished to the Premises or the Project resulting from any cause, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation of the Property: (a) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent; (b) no such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant; (c) Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise.

6.05   CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Property, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Property and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.06   SIGNAGE

Tenant shall not install any signage within the Project, the Building or the Premises without obtaining the prior written approval of Landlord, and Tenant shall be responsible for the installation and maintenance of any such signage installed by Tenant. Any such signage shall comply with Landlord's current Project signage criteria and all Laws.

                                   ARTICLE SEVEN
                     POSSESSION, USE AND CONDITION OF PREMISES

7.01   POSSESSION AND USE OF PREMISES

       (a) Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(17) to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; (4) contrary to or prohibited by the articles, bylaws or rules of any owner's association affecting the Project; (5) is improper, immoral, or objectionable; (6) would obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, or would tend to create or continue a nuisance; or (7) would constitute any waste in or upon the Premises or Project.

       (b) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

       (c) Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in traffic management programs generally applicable to businesses located in or about the area and Tenant shall encourage and support van and car pooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant's business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

       (d) Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.

7.02   HAZARDOUS MATERIALS

       (a) Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material or allow its employees, agents, contractors, licensees, invitees or any other person or entity to do so. The foregoing covenant shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable laws, (iii) such substances are not disposed of in or about the Building or the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Building and the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty
(30) days after demand therefor, provide to Landlord a written list identifying any Hazardous


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

Materials then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Building or the Project. Landlord's right of entry pursuant to
Section 7.03 of this Lease shall include the right to enter and inspect the Premises for violations of Tenant's covenant herein.

       (b) Hazardous Materials shall include by way of illustration, and without limiting the generality of the definition of Hazardous Materials in
Section 1.03, the following: (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, ET SEQ., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (SEE, E.G., 40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and (v) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to
Section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317) or contains any flammable, explosive or radioactive material.

       (c) To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising out of any and all of (i) the introduction into the Project by Tenant, its employees, agents, contractors, licensees, invitees or any other person or entity for whom Tenant is responsible (collectively, "Tenant's Agents") of any Hazardous Material, (ii) the usage by Tenant or Tenant's Agents of Hazardous Materials in or about the Project,
(iii) the discharge or release in or about the Project by Tenant or Tenant's Agents of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or Tenant's Agents of Hazardous Materials in or about the Project, and (v) any failure of Tenant or Tenant's Agents to observe the foregoing covenants. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Landlord of any liability Landlord has under Environmental Laws to the extent Hazardous Materials are present on, under or about the Premises or the Project prior to delivery to Tenant of possession of the Premises.

       (d) Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL Tenant EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant. Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant's Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including but not limited to all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

       (e) Upon any violation of any of the foregoing covenants, in addition to all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Article Eleven of this Lease, Tenant expressly agrees that upon any such violation Landlord may, at its option
(i) immediately terminate this Lease by giving written notice to Tenant of such termination, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 7.02.

7.03   LANDLORD ACCESS TO PREMISES; APPROVALS

       (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially


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

affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services (if any), to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services (if any) shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord will use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

       (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

       (c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

       (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

       (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.04   QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

                                   ARTICLE EIGHT
                                    MAINTENANCE

8.01   LANDLORD'S MAINTENANCE

Subject to Article Fourteen and Section 8.02, Landlord shall maintain the structural portions of the Building, the roof, exterior walls and exterior doors, foundation, and underslab standard sewer system of the Building in good, clean and safe condition, and shall use reasonable efforts, through Landlord's program of regularly scheduled preventive maintenance, to keep the Building's standard heating, ventilation and air conditioning ("HVAC") equipment in reasonably good order and condition. Notwithstanding the foregoing, Landlord shall have no responsibility to repair the Building's standard heating, ventilation and air conditioning equipment, and all such repairs shall be performed by Tenant pursuant to the terms of Section 8.02. Landlord shall also
(a) maintain the landscaping, parking facilities and other Common Areas of the Project, and (b) wash the outside of exterior windows at intervals determined by Landlord. Except as provided in Article Fourteen and Article Fifteen, there shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant's business arising from the making of or the failure to make any repairs, alterations or improvements in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

8.02   TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant shall, at Tenant's sole cost and expense, make all repairs to the Premises and fixtures therein which Landlord is not required to make pursuant to Section 8.01, including repairs to the interior walls, ceilings and windows of the Premises, the interior doors, Tenant's signage, and the electrical, life-safety, plumbing and heating, ventilation and air conditioning systems located within or serving the Premises and shall maintain the Premises, the fixtures and utilities systems therein, and the area immediately surrounding the Premises (including all garbage enclosures), in a good, clean and safe condition. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with


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

respect to the Premises. Tenant shall also, at Tenant's expense, keep any non-standard heating, ventilating and air conditioning equipment and other non-standard equipment in the Building in good condition and repair, using contractors approved in advance, in writing, by Landlord. Notwithstanding
Section 8.01 above, but subject to the waivers set forth in Section 16.04, Tenant will pay for any repairs to the Building or the Project which are caused by any negligence or carelessness, or by any willful and wrongful act, of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of them. Tenant will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition.

                                    ARTICLE NINE
                            ALTERATIONS AND IMPROVEMENTS

9.01   TENANT ALTERATIONS

       (a) The following provisions shall apply to the completion of any Tenant Alterations:

              (1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

              (2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee and all elevator and hoisting charges at Landlord's then standard rate, which shall not exceed two percent of all "hard costs" of the Tenant Alterations. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

              (3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation.
       In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

       (b) All Tenant Additions to the Premises whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.02   LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten
(10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                    ARTICLE TEN
                             ASSIGNMENT AND SUBLETTING

10.01  ASSIGNMENT AND SUBLETTING

       (a) Without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least sixty (60) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant's Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

       (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

       (i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

       (ii) in Landlord's reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or

       (iii) any proposed assignee's or subtenant's use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project;

       (iv) the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice; or

       (v) the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request; or

       (vi) the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment.

       (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

       (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

       (e) Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises to an Affiliate or to assign this Lease to an Affiliate, but (i) no later than fifteen (15) days prior to the effective date of the assignment or sublease, the assignee or subtenant shall execute documents satisfactory to Landlord to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease, unless Landlord elects in its sole discretion not to require such assumption if an assignment and assumption occurs by operation of law (and without a written assignment) as a consequence of merger, consolidation or non-bankruptcy reorganization; (ii) within ten (10) days after the effective date of such assignment or sublease, give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises; and (iii) within fifteen (15) days after Landlord's request, such documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate.

10.02  RECAPTURE

Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03  EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04  TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment to an Affiliate, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease which shall not exceed One Thousand Dollars ($1000.00) per sublease or assignment. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.

10.05  ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

                                   ARTICLE ELEVEN
                                DEFAULT AND REMEDIES

11.01  EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

              (i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within three (3) days after the date when due;

              (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

              (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

              (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

              (v) Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors;

              (vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

              (vii) any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

              (viii)  upon the dissolution of Tenant; or

              (ix) upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or within three (3) days of when due as provided in Section 11.01(i), or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.02  LANDLORD'S REMEDIES

       (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

       (b) With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.01 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.01. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

              (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

              (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

              (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

              (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word "rent" as used in this
       Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, and monthly Storage Space Rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

       (c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.02(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

       (d) In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

       (e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;

       (f) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article and Article Twenty-four of this Lease or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence", "usual place of business", "the property" and "the place where the property is situated" shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

       (g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

       (h) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03  ATTORNEY'S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 ET SEQ., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04  BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

       (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

       (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

       The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

       (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

       For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

              (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

              (ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

       (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05  LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give Mortgagee notice and a reasonable time to cure any default by Landlord.

                                   ARTICLE TWELVE
                               SURRENDER OF PREMISES

12.01  IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.04, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Materials. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the
commencement of this Lease.   Tenant shall also be required to close any
staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable.

12.02  LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

                                  ARTICLE THIRTEEN
                                    HOLDING OVER

Tenant shall pay Landlord the greater of (i) double the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (ii) double the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance. If Tenant retains possession of the Premises, or any part thereof for thirty (30) days after the Termination Date then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute an extension of the Term of this Lease for a period of one (1) year on the same terms and conditions (including those with respect to the payment of Rent) as provided in this Lease, except that the Monthly Base Rent for such period shall be equal to the greater of (i) 150% of the Monthly Base Rent payable during the month preceding the Termination Date, or (ii) 150% of the monthly base rent then being quoted by Landlord for similar space in the Building.

                                  ARTICLE FOURTEEN
                          DAMAGE BY FIRE OR OTHER CASUALTY

14.01  SUBSTANTIAL UNTENANTABILITY

       (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration (excluding any Tenant Additions) and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration (excluding any Tenant Additions) will exceed one hundred eighty
(180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

       (b) In the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, or if the buildings at the Project shall be damaged to the extent of fifty percent (50%) or more of the replacement value or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord's notice, which date shall be no later than sixty (60) days following the date of Landlord's notice.

       (c) Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), Landlord shall proceed with reasonable promptness to repair and restore the Premises (excluding any Tenant Additions) to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration (excluding any Tenant Additions) are not in fact substantially completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration, provided however, if the actual date of substantial completion by Landlord is after the later of such estimated time or 180 days, plus additional time for reasonable delay due to Force Majeure and delay caused by Tenant, Tenant shall have the option to terminate this Lease at any time thereafter and before such substantial completion by giving an additional twenty (20) days' prior written notice to Landlord, which termination shall be void and of no force or effect if the repair and restoration is substantially completed no later than twenty (20) days after such notice.

       (d) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

       (e)    Notwithstanding anything in this Article Fourteen to the contrary:
(i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

       (f) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02  INSUBSTANTIAL UNTENANTABILITY

Unless this Lease is terminated as provided in the preceding Subsections 14.01
(a) and (b), then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty, provided however, neither Tenant or Landlord shall have a termination right under this
Section if the Term has been validly extended pursuant to the Option to Extend of Rider 2 and such extension is no longer subject to any option of Tenant to revoke, rescind or terminate its exercise of the Option to Extend. Notwithstanding the foregoing, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03  RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04  WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                                  ARTICLE FIFTEEN
                                   EMINENT DOMAIN

15.01  TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Further, if at least twenty-five percent (25%) of the rentable area of the Project is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), and regardless of whether or not the Premises be so taken or condemned, Landlord may elect by written notice to Tenant to terminate this Lease as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, Tenant's Phase, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Notwithstanding anything to the contrary herein set forth, in the event the taking of the Building or Premises is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02  TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03  COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord, for fixtures or personal property of Tenant, or for relocation or business interruption expenses, so long as there is no diminution of Landlord's award as a result.

                                  ARTICLE SIXTEEN
                                     INSURANCE

16.01  TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions to the Premises, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02  FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and
(v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03  LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions to the Premises) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04  WAIVER OF SUBROGATION

       (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

       (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions to the Premises, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

       (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered or coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

       (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05  NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                                 ARTICLE SEVENTEEN
                           WAIVER OF CLAIMS AND INDEMNITY

17.01  WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the gross negligence or the willful and wrongful act of any of the Indemnitees, but the foregoing exception is subject to and shall not diminish any waivers by Tenant or Landlord or their respective insurers in effect in accordance with Section 16.04. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or the willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02  INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve any of the Indemnitees of liability to the extent its share of liability is caused by its gross negligence or by its willful and wrongful act. Further, the foregoing indemnity and exception is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its "All-Risks" property insurance.

                                  ARTICLE EIGHTEEN
                               RULES AND REGULATIONS

18.01  RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with all rules and regulations for use of the Premises, the Building, the Phase and the Project imposed by Landlord, as the same may be revised from time to time, including the following: (a) Tenant shall comply with all of the requirements of Landlord's emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment in the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord's good faith determination, to appear unsightly from the exterior. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees.

18.02  ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth above or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner.

                                  ARTICLE NINETEEN
                             LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

                                   ARTICLE TWENTY
                                ESTOPPEL CERTIFICATE

20.01  IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02  ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.

                                 ARTICLE TWENTY-ONE
                                RELOCATION OF TENANT

(intentionally omitted)

                                 ARTICLE TWENTY-TWO
                                REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.01(19), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and
fees arising out of a breach of the foregoing representation.   Landlord agrees
to pay any commission to which Landlord's Broker listed in Section 1.01(19) is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant's Broker shall be paid by Tenant except to the extent Tenant's Broker and Landlord's Broker have entered into a separate agreement between themselves to share the commission paid to Landlord's Broker by Landlord.

                                ARTICLE TWENTY-THREE
                                MORTGAGEE PROTECTION

23.01  SUBORDINATION AND ATTORNMENT

       (a) Subject to Section 23.01(b) hereof, this Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

       (b) Notwithstanding any provision of the Lease to the contrary, provided that: (i) Tenant has executed and delivered a subordination, nondisturbance and attornment agreement substantially in the form of EXHIBIT E hereto, with such changes thereto as any lessor under a ground or underlying lease or mortgagee or beneficiary may reasonably require ("Nondisturbance Agreement") and complies with the provisions thereof, and (ii) Tenant is not in default under this Lease, no termination of any ground lease or underlying lease and no foreclosure, sale pursuant to power of sale or conveyance by deed in lieu of foreclosure shall affect Tenant's rights under this Lease, except to the extent provided by such NonDisturbance Agreement. If Tenant fails to execute and deliver any Nondisturbance Agreement within fifteen (15) days of a request therefor from Landlord, Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute and deliver such instrument. Landlord's inability to obtain the signature of any such lessor or Mortgagee on any such Nondisturbance Agreement shall not constitute a default by Landlord under this Lease, but so long as default by Tenant under this Lease is not the reason for Landlord's inability to obtain such signature, any such lessor or Mortgagee shall be deemed to have elected that this Lease be superior to the lease, mortgage or deed of trust in question, and Tenant shall, at the request of such lessor, mortgagee or beneficiary (or purchaser at any sale pursuant to the mortgage or deed of trust), attorn to any such party or enter into a new lease with such party (as Landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein, provided, however, that such party shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02  MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice

(by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                                ARTICLE TWENTY-FOUR
                                      NOTICES

       (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

       (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01(2) and (3).

       (c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

       (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                                ARTICLE TWENTY-FIVE
                                 EXERCISE FACILITY

Tenant agrees to inform all employees of Tenant of the following: (i) the exercise facility is available for the use of the employees of tenants of the Project only and for no other person; (ii) use of the facility is at the risk of Tenant or Tenant's employees, and all users must sign a release; (iii) the facility is unsupervised; and (iv) users of the facility must report any needed equipment maintenance or any unsafe conditions to the Landlord immediately. Landlord may discontinue providing such facility at Landlord's sole option at any time without incurring any liability. As a condition to the use of the exercise facility, Tenant and each of Tenant's employees that uses the exercise facility shall first sign a written release in form and substance acceptable to Landlord. Landlord may change the rules and/or hours of the exercise facility at any time, and Landlord reserves the right to deny access to the exercise facility to anyone due to misuse of the facility or noncompliance with rules and regulations of the facility. To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from use of the exercise facility in the Project by Tenant, Tenant's employees or invitees. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.

                                 ARTICLE TWENTY-SIX
                                   MISCELLANEOUS

26.01  LATE CHARGES

       (a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

       (b) In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, and (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

       (c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.

26.02  NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

26.03  DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant or any Affiliate holding any other lease with Landlord for premises in the Building defaults under such lease and as a result thereof such lease is terminated or terminable.

26.04  OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

26.05  TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

26.06  ENTIRE AGREEMENT

This Lease, the Exhibits and Rider 2 attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07  MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

26.08  EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property up to a maximum of Three Million Dollars ($3,000,000.00) and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

26.09  ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.
Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

26.10  LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 26.08 and Tenant shall not be entitled to any judgment in excess of such amount.

26.11  BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12  CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13  TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

26.14  ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.

26.15  LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.16  SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

26.17  NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

26.18  RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

26.19  SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

26.20  RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

TENANT:                                   LANDLORD:

NetObjects, Inc.                          Metropolitan Life Insurance Company,
a Delaware corporation                    a New York corporation


By     /s/ Samir Arora                    By     /s/ Edward J. Hayes
   --------------------------------          ---------------------------------

           Samir Arora                          Edward J. Hayes
   --------------------------------          ---------------------------------
           Print name                             Print name
Its    CEO                                Its   Assitant Vice President
   --------------------------------          ---------------------------------
(Chairman of Board, President or Vice President)


By     /s/ Michael J. Shannahan
  ---------------------------------

       Michael J. Shannahan
  ---------------------------------
         Print name
Its   VP & CFO
   --------------------------------
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

                                     EXHIBIT A
                                  PLAN OF PREMISES


                                  Exhibit A - Page 1

                                     EXHIBIT B
                                WORKLETTER AGREEMENT
                              (intentionally omitted)


                                  Exhibit B - Page 1

                                     EXHIBIT C
                                SITE PLAN OF PROJECT


                                  Exhibit C - Page 1

                                     EXHIBIT D
                             PLAN OF EXPANSION SPACE A


                                  Exhibit D - Page 1

                                     EXHIBIT E

             FORM OF SUBORDINATION, NONDISTURBANCE & ATTORNMENT AGREEMENT

------------------------------

  RECORDING REQUESTED
  BY AND WHEN
  RECORDED RETURN TO:

  ____________________, Esq.
  ____________________
  ____________________
  ____________________

------------------------------

                                    SUBORDINATION,
                                    NONDISTURBANCE
                               AND ATTORNMENT AGREEMENT


NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.


                                    DEFINED TERMS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 EXECUTION DATE:
--------------------------------------------------------------------------------
 BENEFICIARY & ADDRESS:




 Attn.:
 with a copy to:


--------------------------------------------------------------------------------
 TENANT & ADDRESS:


--------------------------------------------------------------------------------
 LANDLORD & ADDRESS:


--------------------------------------------------------------------------------
 LOAN: A first mortgage loan in the original principal amount of $
 from Beneficiary to Landlord.
--------------------------------------------------------------------------------
 NOTE: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of _______________________________
--------------------------------------------------------------------------------
 DEED OF TRUST: A Deed of Trust, Security Agreement and Fixture Filing dated as of _____________ executed by Landlord, to ___________________ as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

--------------------------------------------------------------------------------
 LEASE AND LEASE DATE: The lease entered into by Landlord and Tenant dated as of ___________________ covering the Premises.
 [Add amendments]
--------------------------------------------------------------------------------
 PROPERTY:  [Property Name]
       [Street Address 1]
       [City, State, Zip]

       The Property is more particularly described on EXHIBIT A.

--------------------------------------------------------------------------------


                               Exhibit E - Page 1 of 5

          THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in EXHIBIT A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

          A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

          B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

          C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

          D. Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          1. SUBORDINATION. The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

          2. ACKNOWLEDGMENTS BY TENANT. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request. (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

          3.   FORECLOSURE AND SALE.  In the event of a Foreclosure Sale,

               (a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

               (b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

          4. SUBORDINATION AND RELEASE OF PURCHASE OPTIONS. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

          5. ACKNOWLEDGMENT BY LANDLORD. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.


                               Exhibit E - Page 2 of 5

          6. CONSTRUCTION OF IMPROVEMENTS. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the improvements in which the Premises are located at the commencement of the term of the Lease.

          7. NOTICE. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

          8. MISCELLANEOUS. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

          9. LIABILITY AND SUCCESSORS AND ASSIGNS. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability beyond Beneficiary's then equity interest in the building in which the Premises is located, but in no event in excess of Three Million Dollars ($3,000,000), and Tenant shall look solely to such equity interest for the payment and performance of any obligations imposed upon Beneficiary under this Agreement or under the Lease. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

          IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:
                         ----------------------------------,
                         a
                          ---------------------------------

                         By
                            -------------------------------
                         Its
                             ------------------------------


TENANT:
                         ----------------------------------,
                         a
                          ---------------------------------


                         By
                           --------------------------------
                         Its
                            -------------------------------


LANDLORD:
                         ----------------------------------,
                         a
                          ---------------------------------



                         By
                           --------------------------------
                         Its
                            -------------------------------


                               Exhibit E - Page 3 of 5

         EXHIBIT A OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

                                 PROPERTY DESCRIPTION


                               Exhibit E - Page 4 of 5

State of _____________

County of ____________


On ______________, 199_ before me, ____________________, personally appeared
___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.


Signature                                         (Seal)
          --------------------------------




                 ***************************************************

State of _____________

County of ____________


On ______________, 199_ before me, ____________________, personally appeared
___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.


Signature                                         (Seal)
          --------------------------------




                 ***************************************************

State of _____________

County of ____________


On ______________, 199_ before me, ____________________, personally appeared
___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.


Signature                                         (Seal)
          --------------------------------


                               Exhibit E - Page 5 of 5

                                      RIDER 1
                            COMMENCEMENT DATE AGREEMENT


Metropolitan Life Insurance Company, a New York corporation ("Landlord"), and NetObjects, Inc., a Delaware corporation ("Tenant"), have entered into a certain Lease dated as of July 24, 1998 (the "Lease").


WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Rider 2 of the Lease;


NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

     1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

     2.   The Commencement Date (as defined in the Lease) of the Lease is
____________.

     3.   The Expiration Date (as defined in the Lease) of the Lease is
____________ .

     4.   Tenant hereby confirms the following:

          (a) That it has accepted possession of the premises pursuant to the terms of the Lease;

          (b)  That the Landlord Work, if any,  is Substantially Complete; and

          (c)  That the Lease is in full force and effect.

     5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

     6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement and such execution and delivery have been duly authorized.

TENANT:                                 LANDLORD:

NetObjects, Inc.,                  Metropolitan Life Insurance Company,
a Delaware corporation                  a New York corporation


By                                      By
    --------------------------------        --------------------------------

    --------------------------------        --------------------------------
         Print name                                Print name
Its                                     Its
    --------------------------------        --------------------------------
(Chairman of Board, President or Vice
President)


By
    --------------------------------

    --------------------------------
         Print name
Its
    --------------------------------
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)


                                Rider 1 - Page 1 of 1

                                       RIDER 2
                                ADDITIONAL PROVISIONS


     This Rider 2 ("Rider") is attached to and a part of a certain Lease dated as of July 24, 1998 executed concurrently herewith by Metropolitan Life Insurance Company, a New York corporation, as Landlord ("Landlord"), and NetObjects, Inc., a Delaware corporation, as Tenant ("Tenant" or "NetObjects"), for the Premises as described therein (the "Lease").

SECTION 1.     DEFINED TERMS; FORCE AND EFFECT

Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider forms a part of the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

SECTION 2.     PREMISES LEASED "AS-IS"; DELIVERY; COMMENCEMENT DATE; AND
               CONSTRUCTION

     2.1. AS-IS; DELIVERY; COMMENCEMENT DATE. Notwithstanding any provision of the Lease to the contrary:

               (a) AS-IS. Tenant acknowledges and agrees that (i) Tenant has been afforded ample opportunity to inspect the Premises, the Building and the Project, and has investigated their condition to the extent Tenant desires to do so; (ii) Tenant hereby agrees that this Lease is of the Premises in its "AS IS" condition; (iii) no representation regarding the condition of the Premises or the Building or the Project has been made by or on behalf of Landlord; (iv) Landlord has no obligation to remodel or to make any repairs, alterations or improvements to the Premises, Building or the Project in connection with Tenant's initial occupancy or provide Tenant any allowance for any work by Tenant, except for the Landlord Maximum Contribution as provided below; and (v) there is no Workletter for this Lease.

               (b) DELIVERY & COMMENCEMENT DATE. Tenant acknowledges that (i) Landlord has disclosed to Tenant that the Premises and Expansion Space A (defined below) are under lease to Scitex, Inc. ("Scitex'); that the term of the lease of those spaces expires November 30, 1998; that Landlord will make good faith efforts, at no cost to Landlord, to seek agreement of Scitex for the earlier surrender to Landlord of the Premises and Expansion Space A, either separately or together, but Landlord shall not be obligated to tender possession of a particular space unless and until Landlord recovers possession of that respective space. Landlord shall tender to Tenant possession of the Premises on or within two (2) business days after the date Landlord recovers possession of such space, and possession will be adequately tendered to Tenant by Landlord either delivering the keys (or other means of access) to Tenant or Tenant's Broker, or by Landlord giving written notice that the keys (or other means of access) to the Premises are available for Tenant or its representative to pick up at the office of Landlord or of the Seaport Centre Property Manager. The date on which Landlord tenders to Tenant possession of the Premises is the Delivery Date. On the Delivery Date Tenant shall have the right of possession of the Premises and shall be subject to all of the terms, covenants and conditions of this Lease, including all arrangements and payments for utilities and services, except that the Term and Tenant's obligations to pay Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits shall commence on the Commencement Date, and the Commencement Date shall be the date forty-five (45) days after the Delivery Date.

               (c) DELAY IN DELIVERY. If Landlord does not obtain possession of the Premises earlier than November 30, 1998, or if Landlord shall be unable to give possession of the Premises upon expiration of the term of the Scitex lease by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Commencement Date shall be delayed by a number of days equal to the days of delay in Landlord's delivery of possession to Tenant. No such failure to give possession shall affect the validity of this Lease or the obligations of the Tenant hereunder. Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (which is attached to this Lease as RIDER
1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

     2.2. TENANT WORK GENERALLY. Landlord and Tenant acknowledge and agree that notwithstanding any provisions of the Lease to the contrary: (a) Tenant may desire to do certain remodeling, repair, improvement or alteration in connection with its initial occupancy, which for purposes of this Lease is referred to as the Tenant Work; (b) all Tenant Work, if any, shall be done as Tenant Alterations within the meaning of Article Nine of the Lease, subject to and in compliance with all conditions and provisions of the Lease applicable to Tenant Alterations, except as otherwise expressly provided in this Rider; (c) without limiting the generality of any provisions of Article Nine, Tenant's selection of Tenant's space planner and/or architect and Tenant's selection of contractor(s) shall be subject to Landlord's prior written approval, which shall not unreasonably be withheld, and as of the date hereof Landlord has approved Tenant's selection of MAC


                                Rider 2 - Page 1 of 6

Associates with an office at 222 Front Street, Suite 600, San Francisco, California 94111 as Tenant's architect and James Reilly Contracting with an address of 156 Aptos School Road, Aptos, California 95003 as Tenant's contractor for the Premises and Expansion Space A (defined below); (d) if the Tenant Work does not exceed the amount of Landlord's Maximum Contribution, Tenant shall not be required to obtain a completion and lien indemnity bond for it; (e) such work, including all design, plan review, obtaining all approvals and permits, and construction shall be at Tenant's sole cost and expense, including delivery to Landlord of plans and specifications of such Tenant Work (including 3 mylar copies of as-built plans and specifications upon completion) to the extent such work is more than recarpeting and/or repainting, and (f) Tenant shall pay Landlord a fee for monitoring such design, construction and work by Tenant which shall not exceed two percent of all "hard costs" of the Tenant Work.

     2.3. DESIGN & CONSTRUCTION RESPONSIBILITY FOR ANY TENANT WORK. Tenant shall be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Work and for its construction in compliance with all Law as applicable and as interpreted at the time of construction of the Tenant Work, including all building codes and the ADA (as defined in the Lease). Tenant, through its architects and/or space planners ("Tenant's Architect"), shall prepare all architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Tenant in the Premises in sufficient detail to be submitted for approval by Landlord to the extent required pursuant to Article Nine of the Lease and to be submitted by Tenant for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall include, among other things, all partitions, doors, heating, ventilating and air conditioning installation and distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease. Tenant shall be responsible for the oversight, supervision and construction of all Tenant Work in compliance with this Lease, including compliance with all Law as applicable and as interpreted at the time of construction, including all building codes and the ADA.

     2.4. LANDLORD'S MAXIMUM CONTRIBUTION: AMOUNT; REIMBURSABLE COSTS & PAYMENT. Landlord's Maximum Contribution means an amount up to a maximum of Fifty Thousand Nine Hundred and Forty-seven Dollars ($50,947.00) to reimburse Tenant for the actual costs of design, plan review, obtaining all approvals and permits, and construction of Tenant Work either (i) in the Premises and/or (ii) in Expansion Space A (defined below), which shall be payable as provided below. In no event shall the Landlord's Maximum Contribution be used to reimburse any costs of designing, procuring or installing in the Premises or in Expansion Space A any trade fixtures, movable equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property (collectively "Personal Property" for purposes of this Rider), and the cost of such Personal Property shall be paid by Tenant. Landlord's Maximum Contribution shall be paid to Tenant within 30 days after the later of final completion of the Tenant Work in the respective space in which such work is done, and Landlord's receipt of (i) a certificate of occupancy (if applicable), (ii) final as-built plans and specifications, (iii) full, final, unconditional lien releases, and (iv) reasonable substantiation of costs incurred by Tenant with respect to the Tenant Work in the respective space in which such work is done. Tenant must prior to expiration of six months after the SACD (defined below) or Tenant's termination pursuant to Section 3(d) below of its obligation to lease Expansion Space A submit written application with the items required above for disbursement or reimbursement for any reimbursable costs out of the Landlord's Maximum Contribution, and to the extent of any funds for which application has not been made prior to that date or if and to the extent that the reimbursable costs of the Tenant Work are less than the amount of Landlord's Maximum Contribution, then Landlord shall retain the unapplied or unused balance of the Landlord's Maximum Contribution and shall have no obligation or liability to Tenant with respect to such excess.

SECTION 3.     LEASE OF EXPANSION SPACE A

     (a) DEFINITION OF EXPANSION SPACE A. "Expansion Space A" means the existing space currently known as 351 Galveston in the Building as shown hatched on EXHIBIT D to this Lease. Tenant acknowledges that Landlord has advised Tenant that Expansion Space A is an area of approximately 12,663 square feet of Rentable Area which is currently leased to Scitex as described in Section 2.1(b) of this Rider. Landlord and Tenant hereby agree that the area of Expansion Space A in the aggregate is conclusively presumed to be 12,663 square feet of Rentable Area.

     (b) GENERAL TERMS OF LEASE. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Expansion Space A upon and subject to all of the terms, covenants and conditions of the Lease except as expressly provided in this Rider.

     (c) DELIVERY & COMMENCEMENT DATE. Tenant acknowledges that (i) Landlord has disclosed to Tenant that the Premises and Expansion Space A (defined below) are under lease to Scitex, Inc. ("Scitex'); that the term of the lease of those spaces expires November 30, 1998; that Landlord will make good faith efforts, at no cost to Landlord, to seek agreement of Scitex for the earlier surrender to Landlord of the Premises and Expansion Space A, either separately or together, but Landlord shall not be obligated to tender possession of a particular space unless and until Landlord recovers possession of that respective space. Landlord shall tender to Tenant possession of Expansion Space A on or within two (2) business days after the date Landlord recovers possession of such space, and possession will be adequately tendered to Tenant


                                Rider 2 - Page 2 of 6
by Landlord either delivering the keys (or other means of access) to Tenant or Tenant's Broker, or by Landlord giving written notice that the keys (or other means of access) to Expansion Space A are available for Tenant or its representative to pick up at the office of Landlord or of the Seaport Centre Property Manager. Upon such tender of delivery, Expansion Space A becomes a part of the Premises, on and subject to all of the terms, covenants and conditions of the Lease, including the payment of Rent (including Monthly Base Rent and all other rent payable under the Lease), except as expressly provided in this Rider. The term of the lease of Expansion Space A (the "Space A Term") shall commence (the "Space A Commencement Date" or "SACD") upon such tender of delivery to Tenant, and continue for a term of 48 months after the SACD, which is the Expiration Date of the Term of the Lease of the Premises, including both the initial Premises and Expansion Space A.

(d) DELAY IN DELIVERY. If Landlord does not obtain possession of Expansion Space A earlier than November 30, 1998, or if Landlord shall be unable to give possession of Expansion Space A upon expiration of the term of the Scitex lease by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the SACD shall be delayed by a number of days equal to the days of delay in Landlord's delivery of possession to Tenant. No such failure to give possession shall affect the validity of this Lease or the obligations of the Tenant hereunder. Within thirty (30) days following the occurrence of the SACD, Landlord and Tenant shall enter into an agreement (which is attached to this Lease as RIDER 3) confirming the SACD and the Expiration Date. If Tenant fails to enter into such agreement, then the SACD and the Expiration Date shall be the dates designated by Landlord in such agreement. Notwithstanding any provision of this Section to the contrary, if Landlord does not tender possession of Expansion Space A on or before the Sunset Date (defined below), Tenant shall have the right exercisable by giving written notice to Landlord within three (3) business days after the Sunset Date to terminate its obligation to lease Expansion Space A pursuant to this Section 3 without payment of termination fee or other amount, and thereafter the Lease shall continue in full force and effect without addition of Expansion Space A. If Tenant does not timely give notice of its election to terminate as aforesaid and if Landlord does not tender possession of Expansion Space A on or before the date which is sixty (60) days following the Sunset Date (as the same may be modified as described below), then Tenant shall again have the right to terminate this Lease in the manner described above and such date shall constitute the new Sunset Date; it being the intention of the parties that Tenant shall have a recurring termination right after each such period following the initial Sunset Date if Landlord does not tender possession of Expansion Space A by the end of each such period. As used in this Lease, "Sunset Date" means April 1, 1999, and the initial Sunset Date and any succeeding new Sunset Dates shall be extended by the number of days of delay due to Force Majeure plus the number of days of delay caused by Tenant, if any. On or before the Sunset Date, if such date includes any period of Force Majeure or Tenant Delay, Landlord shall give Tenant written notice of the resulting calendar date of the Sunset Date.

     (e)       AS IS CONDITION; ALTERATIONS BY TENANT.

               (i) AS IS CONDITION. Notwithstanding any provision of the Lease to the contrary, Tenant acknowledges and agrees that: (aa) Tenant has been afforded ample opportunity to inspect the Premises, the Building and the Project, and has investigated their condition to the extent Tenant desires to do so; (bb) Tenant is leasing the Premises in its "AS IS" condition; (cc) no representation regarding the condition of the Premises or the Building or the Project has been made by or on behalf of Landlord; (dd) Landlord has no obligation to remodel or to make any repairs, alterations, improvements to the Premises, Building or Project in connection with Tenant's initial occupancy or provide Tenant any allowance for any work by Tenant, except for the Landlord Maximum Contribution as provided above in Section 2.4 of this Rider and the Landlord Maximum Space A Contribution as provided in Section 3(e)(iii) below ; and (ee) there is no Workletter for Expansion Space A.

               (ii) TENANT ALTERATIONS. Notwithstanding any provision of the Lease to the contrary, Landlord and Tenant acknowledge and agree that: (aa) Tenant may desire to do certain remodeling, improvement or alteration of the Premises and/or Expansion Space A in connection with Tenant's initial occupancy of Expansion Space A; (bb) that any such work may be done by Tenant as Tenant Work and Tenant Alterations subject to and on the same terms, covenants and conditions as set forth above in Sections 2.2 through 2.4 of this Rider for Tenant Work in the Premises and in Section 3(e)(iii) below.

               (iii) LANDLORD'S MAXIMUM SPACE A CONTRIBUTION: AMOUNT; REIMBURSABLE COSTS & PAYMENT. Landlord's Maximum Space A Contribution means an amount up to a maximum of Forty-nine Thousand and Fifty-three Dollars ($49,053.00) to reimburse Tenant for the actual costs of design, plan review, obtaining all approvals and permits, and construction of Tenant Work either (i) in the Premises and/or (ii) in Expansion Space A (defined below), which shall be payable as provided below. In no event shall the Landlord's Maximum Contribution be used to reimburse any costs of designing, procuring or installing in the Premises or in Expansion Space A any trade fixtures, movable equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property (collectively "Personal Property" for purposes of this Rider), and the cost of such Personal Property shall be paid by Tenant. Landlord's Maximum Space A Contribution shall be available only if Expansion Space A becomes part of the Premises as provided above and no earlier than thirty (30) days after the SACD. Subject to the preceding sentence, Landlord's Maximum Contribution shall be paid to Tenant within 30 days after the later of final completion of the Tenant Work in the respective space in which such work is done, and Landlord's receipt of (i) a certificate of occupancy (if applicable), (ii) final as-built plans and specifications, (iii) full, final, unconditional lien


                                Rider 2 - Page 3 of 6
releases, and (iv) reasonable substantiation of costs incurred by Tenant with respect to the Tenant Work in the respective space in which such work is done. Tenant must prior to expiration of six months after the SACD (defined below) submit written application with the items required above for disbursement or reimbursement for any reimbursable costs out of the Landlord's Maximum Space A Contribution, and to the extent of any funds for which application has not been made prior to that date or if and to the extent that the reimbursable costs of the Tenant Work are less than the amount of Landlord's Maximum Space A Contribution, then Landlord shall retain the unapplied or unused balance of the Landlord's Maximum Space A Contribution and shall have no obligation or liability to Tenant with respect to such excess.

     (f) MONTHLY BASE RENT FOR EXPANSION SPACE A. Notwithstanding any other provision of the Lease to the contrary, Landlord and Tenant acknowledge and agree that Monthly Base Rent for Expansion Space A is payable at the time and in the manner required under the Lease for Monthly Base Rent for the initial Premises, but the amounts are distinct from and in addition to rent payable for the initial Premises, and that the amount of Monthly Base Rent due and payable by Tenant for Expansion Space A, accruing on and after the SACD and monthly thereafter for the Term of the Lease shall be as follows:



     Period from/through           Monthly             Monthly Rate/SF of Rentable Area
     -------------------           -------             --------------------------------
     Month 01                      $14,857.92               $2.20 with 1/2 month free
     Month 02 - Month 12           $27,858.60               $2.20
     Month 13 - Month 24           $28,745.01               $2.27
     Month 25 - Month 36           $29,504.79               $2.33
     Month 37 - Expiration Date    $30,391.20               $2.40


     (g) AMENDMENT OF TENANT'S SHARE OF OPERATING EXPENSES & RENT ADJUSTMENT DEPOSIT. Notwithstanding any other provision of the Lease to the contrary, Landlord and Tenant acknowledge and agree that upon addition of Expansion Space A to the Premises on the SACD:

               (i) Tenant's Share of Operating Expenses payable shall increase, and Tenant's Share in the aggregate based upon the initial Premises and Expansion Space A together, shall then be, and effective at such time,
Section 1.01(16) of the Lease is amended to read, as follows:

                     TENANT'S SHARE:

                         Tenant's Building Share:      100%
                         Tenant's Phase Share:         10.9558%
                         Tenant's Project Share:       04.8031%

               (ii) Tenant's Rent Adjustment Deposit payable shall increase, and based upon the initial Premises and Expansion Space A together, shall then be, and effective at such time, the amount set forth in Section 1.01(9) of the Lease is amended to be $11,358.16 (based upon Landlord's estimate for 1998) monthly, until further notice from Landlord.

     (h) PARKING. Notwithstanding any other provision of the Lease to the contrary, with respect to Expansion Space A on and after the SACD, Tenant shall have the right to use an additional 42 Parking Spaces, and effective on the SACD, Section 1.01(18) of the Lease is amended to specify a total of 85 Parking Spaces for the Premises, including the initial Premises and Expansion Space A together.

SECTION 4.     OPTION TO EXTEND.

               (a) Landlord hereby grants Tenant a single option to extend the initial Term of the Lease for an additional period of four (4) years (such period may be referred to as the "Option Term"), as to the entire Premises as it may then exist, upon and subject to the terms and conditions of this Section (the "Option To Extend"), and provided that at the time of exercise of such right: (i) Tenant must be in occupancy of the entire Premises; and (ii) there has been no material adverse change in Tenant's financial position from such position as of the date of execution of the Lease, as certified by Tenant's independent certified public accountants, and as supported by Tenant's certified financial statements, copies of which shall be delivered to Landlord with Tenant's written notice exercising its right hereunder.

               (b) Tenant's election (the "Election Notice") to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is fifteen months (15) months before the Expiration Date and no later than the date which is twelve (12) months before the Expiration Date. If Tenant either fails or elects not to exercise its Option to Extend by not timely giving its Election Notice, then the Option to Extend shall be null and void.

               (c) The Option Term shall commence immediately after the expiration of the initial Term of the Lease. Tenant's leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (i) the Monthly Base Rent, plus payment of Tenant's Share of Operating Expenses pursuant to the Lease (in addition to all expenses paid directly by Tenant to the utility or service provider, which direct payments shall continue to be Tenant's obligation) shall be amended to equal the "Option Term Rent", defined and determined in the manner set forth in the immediately following Subsection; (ii) the Security Deposit, if any, shall be increased within


                                Rider 2 - Page 4 of 6
fifteen (15) days after the Prevailing Market Rent has been determined to equal one hundred percent (100%) of the highest monthly installment of Monthly Base Rent thereunder, but in no event shall the Security Deposit be decreased; (iii) Tenant shall accept the Premises in its "AS-IS" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor; and (iv) there shall be no further option or right to extend the term of the Lease. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the initial Term as extended by the Option Term unless the context clearly requires otherwise.

               (d) The Option Term Rent shall mean the greater of (i) the Monthly Base Rent payable by Tenant under this Lease calculated at the rate applicable for the last full month of the initial Term, plus payment of Tenant's Share of Operating Expenses pursuant to the Lease (in addition to all expenses paid directly by Tenant to the utility or service provider, which direct payments shall continue to be Tenant's obligation) (collectively, "Preceding Rent") or (ii) the "Prevailing Market Rent". As used in this Rider Prevailing Market Rent shall mean the rent and all other monetary payments, escalations and triple net payables by Tenant, including consumer price increases, that Landlord could obtain from a third party desiring to lease the Premises for a term equal to the Option Term and commencing when the Option Term is to commence under market leasing conditions, and taking into account the following: the size, location and floor levels of the Premises; the type and quality of tenant improvements; age and location of the Project; quality of construction of the Project; services to be provided by Landlord or by tenant; the rent, all other monetary payments and escalations obtainable for new leases of space comparable to the Premises in the Project and in comparable buildings in the mid-Peninsula area, and other factors that would be relevant to such a third party in determining what such party would be willing to pay therefor, provided, however, that Prevailing Market Rent shall be determined without reduction or adjustment for "Tenant Concessions" (as defined below), if any, being offered to prospective new tenants of comparable space. For purposes of the preceding sentence, the term "Tenant Concessions" shall include, without limitation, so-called free rent, tenant improvement allowances and work, moving allowances, and lease takeovers. The determination of Prevailing Market Rent based upon the foregoing criteria shall be made by Landlord, in the good faith exercise of Landlord's business judgment. Within thirty (30) days after Tenant's exercise of the Option To Extend, Landlord shall notify Tenant of Landlord's determination of Option Term Rent for the Premises. If Landlord's determination of Prevailing Market Rent is greater than the Preceding Rent, and if Tenant, in Tenant's sole discretion, disagrees with the amount of Prevailing Market Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the option by giving written notice thereof to Landlord within thirty (30) days after notice of Landlord's determination of Prevailing Market Rent.

               (e) This Option to Extend is personal to NetObjects and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity.

               (f) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, with the effect of canceling and voiding any prior or subsequent exercise so this Option to Extend is of no force or effect:

                    (i) Tenant's failure to timely exercise the Option to Extend in accordance with the provisions of this Section.

                    (ii) The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of any default on the part of Tenant under the Lease or of any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default.

                    (iii) Tenant's third default under the Lease prior to the commencement of the Option Term, notwithstanding that all such defaults may subsequently be cured.

In the event of Landlord's termination of the Option to Extend pursuant to this Section, Tenant shall reimburse Landlord for all costs and expenses Landlord incurs in connection with Tenant's exercise of the Option to Extend including, without limitation, costs and expenses with respect to any brokerage commissions and attorneys' fees, and with respect to the design, construction or making of any tenant improvements, repairs or renovation or with respect to any payment of all or part of any allowance for any of the foregoing.


                                Rider 2 - Page 5 of 6

               (g) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.


          IN WITNESS WHEREOF, the parties hereto have executed this Rider 2 as of the date first set forth in the Lease.

TENANT:                                 LANDLORD:

NetObjects, Inc.,                       Metropolitan Life Insurance Company,
a Delaware corporation                  a New York corporation


By                                      By
    --------------------------------        --------------------------------

    --------------------------------        --------------------------------
         Print name                                     Print name
Its                                     Its
    --------------------------------        --------------------------------
(Chairman of Board, President or Vice
President)


By
    --------------------------------

    --------------------------------
         Print name
Its
    --------------------------------
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)


                                Rider 2 - Page 6 of 6

                                      RIDER 3
                   EXPANSION SPACE A COMMENCEMENT DATE AGREEMENT


Metropolitan Life Insurance Company, a New York corporation ("Landlord"), and NetObjects, Inc., a Delaware corporation ("Tenant"), have entered into a certain Lease dated as of July 24, 1998 (the "Lease").


WHEREAS, Landlord and Tenant wish to confirm and memorialize the Space A Commencement Date ("SACD") and Expiration Date of the Lease as provided for in Rider 2 of the Lease;


NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Rider and in the Lease, Landlord and Tenant agree as follows:

     1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

     2.   The Space A Commencement Date (as defined in Rider 2 of the Lease) is
          ____________.

     3.   The Expiration Date (as defined in the Lease) of the Lease is
          ____________.

     4.   Tenant hereby confirms the following:

          (a) That it has accepted possession of Expansion Space A pursuant to the terms of Rider 2; and

          (b)  That the Lease is in full force and effect.

     5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

     6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement and such execution and delivery have been duly authorized.

TENANT:                                 LANDLORD:

NetObjects, Inc.,                       Metropolitan Life Insurance Company,
a Delaware corporation                  a New York corporation


By                                      By
    --------------------------------        --------------------------------

    --------------------------------        --------------------------------
         Print name                               Print name
Its                                     Its
    --------------------------------        --------------------------------
(Chairman of Board, President or Vice
President)


By
    --------------------------------

    --------------------------------
         Print name
Its
    --------------------------------
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)


                                Rider 3 - Page 1 of 1